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                                   Law Office

                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000


                                December 28, 2005

Board of Trustees
Delaware Investments Municipal Trust
2005 Market Street
Philadelphia, Pennsylvania 19103-7094


         Re:      LEGAL OPINION-SECURITIES ACT OF 1933
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Ladies and Gentlemen:

                  We have examined the Agreement and Declaration of Trust (the "Declaration") of Delaware Investments Municipal Trust (the "Trust"), a statutory trust organized under the laws of the State of Delaware, and the By-Laws of the Trust, all as amended to date, and the various pertinent proceedings of the Trust's Board of Trustees (the "Board") that we deem material. We have also examined the Notification of Registration and the Registration Statements filed on behalf of the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

                  The Trust is authorized by the Declaration to issue an unlimited number of shares of beneficial interest without par value and currently is authorized by resolution of the Board to issue shares of the Delaware Tax-Free Florida Insured Fund, Delaware Tax-Free Missouri Issued Fund and Delaware Tax Free Oregon Insured Fund series of the Trust. The Declaration also empowers the Board to designate any additional series or classes and allocate shares to such series or classes.

                  The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act. We have been further advised that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

                  We have also been informed that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.
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                  Based upon the foregoing information and examination, so long as the Trust remains a valid and existing entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust, when issued for the consideration set by the Board pursuant to the Declaration and the Trust's Registration Statements, and subject to compliance with Rule 24f-2, will be legally issued, fully paid, and non-assessable, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration and the laws of the State of Delaware.

                  We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statements of the Trust, along with any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the Registration Statements of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                        Very truly yours,
                                        STRADLEY, RONON, STEVENS & YOUNG, LLP



                                        By: /s/ Michael D. Mabry
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                                            Michael D. Mabry, a Partner